EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2025-B41 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, CWCapital Asset Management LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the BioMed MIT Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the BioMed MIT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BioMed MIT Portfolio Mortgage Loan, Trimont LLC, as Primary Servicer for the Washington Square Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Washington Square Mortgage Loan, Citibank, N.A., as Trustee and Custodian for the Washington Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Washington Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Washington Square Mortgage Loan, Trimont LLC, as Primary Servicer for the 32 Old Slip - Leased Fee Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 32 Old Slip - Leased Fee Mortgage Loan, Citibank, N.A., as Trustee and Custodian for the 32 Old Slip - Leased Fee Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 32 Old Slip - Leased Fee Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 32 Old Slip - Leased Fee Mortgage Loan, Trimont LLC, as Primary Servicer for the Plymouth Meeting Executive Campus Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Plymouth Meeting Executive Campus Mortgage Loan, Citibank, N.A., as Trustee and Custodian for the Plymouth Meeting Executive Campus Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Plymouth Meeting Executive Campus Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Plymouth Meeting Executive Campus Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Rentar Plaza Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Rentar Plaza Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Rentar Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Rentar Plaza Mortgage Loan, BellOak, LLC, as Operating Advisor for the Rentar Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Hollywood Collection Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for The Hollywood Collection Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Hollywood Collection Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Hollywood Collection Mortgage Loan, BellOak, LLC, as Operating Advisor for The Hollywood Collection Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 29-33 Ninth Avenue Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 29-33 Ninth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 29-33 Ninth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 29-33 Ninth Avenue Mortgage Loan, BellOak, LLC, as Operating Advisor for the 29-33 Ninth Avenue Mortgage Loan, , Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Honolulu FBI Office Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Honolulu FBI Office Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Honolulu FBI Office Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Honolulu FBI Office Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Honolulu FBI Office Mortgage Loan.

Dated: March 24, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)